UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                             FORM 8-K


                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Reported Event):  March 20, 1998

                  Commission File Number     0-9519

                     Regent Technologies, Inc.
        (Exact name of registrant as specified in its charter.)

                 Texas                     84-0807913
     (State or other jurisdiction of    (I.R.S. Employer
      incorporation or organization)     Identification No.)

         16405 Additson Road, Suite 150, Dallas, Texas     75248
         (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  972 732 9585

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Item 5.  Other Items

(a) Regent Technologies, Inc. has entered into the digital press industry through its wholly owned subsidiary, Regent Digital Imaging, Inc. Regent Digital provides a broad range of digital prepress and digital short run full color digital offset printing services to the graphic arts industry in the Dallas-Ft. Worth markets.

     Regent's digital prepress capabilities include equipment for the creation and combination of text and graphics or photographs, and facilities for the receipt of customer data files via the Internet. After a design is approved for printing, Regent Digital utilizes state-of-the-art digital sheetfed printing equipment to provide significantly faster turnaround than the traditional printing, publishing and packaging industries.

(b) At the annual shareholders meeting, the shareholders approved a one share for six shares reverse split of the Common Stock of the Registrant, effective April 1, 1998.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               REGENT TECHNOLOGIES, INC.

                               David A. Nelson

                               David A. Nelson
                               President

Date:  March 30, 1998

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